As filed with the Securities and Exchange Commission on June 21, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AMERICAN STATES WATER COMPANY

(Exact name of registrant as specified in its charter)

California	95-4676679
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

630 East Foothill Blvd. San Dimas, California	91773
(Address of Principal Executive Offices)	(Zip Code)

American States Water Company

2013 Non-Employee Directors Stock Plan

(Full title of the plan)

Robert J. Sprowls President and Chief Executive Officer American States Water Company 630 East Foothill Blvd. San Dimas, California 91773 (909) 394-3600	with a copy to: C. James Levin, Esq. Winston & Strawn LLP 333 S. Grand Avenue Los Angeles, CA 90071 (213) 615-1700
(Name, address, and telephone number of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller Reporting Company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		maximum	maximum
Title of securities	Amount to	offering price	aggregate	Amount of
to be registered	be registered(1)	per share(2)	offering price(2)	registration fee
Common Shares, no par value	500,000 shares	$52.97	$26,485,000	$3,612.55

(1)      Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also registers any additional Common Shares which become available or issuable under the American States Water Company 2013 Non-Employee Directors Stock Plan (the “Plan”), by reason of any stock split and reverse stock split, stock dividend, recapitalization, merger, consolidation or reorganization or similar transactions which results in an increase in the number of the registrant’s Common Shares offered or sold pursuant to the Plan.

(2)      Estimated solely for the purpose of determining the amount of the registration fee in accordance with Rule 457(c) and (h)(1) under the Securities Act and based upon the average of the high and low sales prices of the registrant’s Common Shares, as reported on the New York Stock Exchange on June 20, 2013.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.  PLAN INFORMATION.

The documents containing the information required by Part I of this registration statement will be sent or given to participants in the Plan in accordance with Rule 428(b)(1) promulgated under the Securities Act. In accordance with the Note to Part I of Form S-8, such documents are not filed with the Securities and Exchange Commission, or SEC, either as part of this registration statement or as prospectuses or prospectus supplements. These documents and the documents incorporated by reference pursuant to Item 3 of Part II of this registration statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE ANNUAL PLAN INFORMATION.

Upon written or oral request of a participant, the Company will provide to such participant without charge:

•                          a copy of any and all of the information that has been or may be incorporated by reference in this prospectus, other than exhibits to such documents, and

•                          a copy of any other documents required to be delivered to participants in the Plan pursuant to Rule 428(b) under the Securities Act, including the Company’s most recent annual report to shareholders, proxy statement and other communications distributed to shareholders generally.

Requests for copies of such documents, copies of the Plan and requests for additional information about the Plan and its administration should be directed to Eva G. Tang, Senior Vice President-Finance, Chief Financial Officer, Corporate Secretary and Treasurer, American States Water Company, 630 East Foothill Boulevard, San Dimas, CA 91773 or by telephone at (909) 394-3600.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents filed with the SEC by the Company, pursuant to the Securities and Exchange Act of 1934, as amended, or the Exchange Act, File No. 001-14431, are incorporated by reference in this registration statement:

(a)                                 The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012;

(b)                                 The Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2013;

(c)                                  The Company’s Current Reports on Form 8-K filed with the Securities Exchange Commission on January 4, 2013, February 1, 2013, March 15, 2013, March 28, 2013, May 24, 2013, May 28, 2013, June 19, 2013; and

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(d)                                 The description of the Company’s common shares contained in its Registration Statement on Form 8-A filed with the Securities Exchange Commission on August 20, 1998, and any amendment or report filed for the purpose of updating such description; and

All documents subsequently filed by the Company (other than any portion of such filings that are furnished under applicable SEC rules rather than filed) pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this registration statement and prior to the filing of a post-effective amendment that indicates that all securities offered by this registration statement have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any subsequently filed document which is or deemed to be incorporated herein by reference modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 317 of the California Corporations Code provides that a corporation has the power to indemnify any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the corporation to procure a judgment in its favor) by reason of the fact that the person is or was a director, officer, employee or other agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with the proceeding if that person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of the person was unlawful.

Section 317 also provides that a corporation has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or other agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses actually and reasonably incurred by that person in connection with the defense or settlement of the action if the person acted in good faith, in a manner the person believed to be in the best interests of the corporation and its shareholders.

Section 317 grants authority to a corporation to include in its articles of incorporation indemnification provisions in excess of that permitted in Section 317, subject to certain limitations. Article V of the Company’s Amended and Restated Articles of Incorporation authorizes the Company to provide indemnification of directors, officers, employees and other agents of the Company through bylaw provisions, agreements with agents, votes of shareholders or disinterested directors, or otherwise, in excess of the indemnification otherwise permitted by Section 317, subject only to the limitations set forth in Section 204 of the California Corporations Code.

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Article VI of the Company’s Bylaws contains provisions implementing the authority granted in Article V of the Company’s Amended and Restated Articles of Incorporation.  The Company’s Bylaws provide for the indemnification of any director or officer of the Company, or any person acting at the request of the Company as a director, officer, employee or agent of another corporation or other enterprise, including a Company-sponsored employee benefit plan, for any threatened, pending or completed action or proceeding to the fullest extent permitted by California law and the Company’s Amended and Restated Articles of Incorporation; provided that the Company is not liable to indemnify any director or officer or make any advances with respect to any proceeding against a director or officer: (i) as to which the Company is prohibited by applicable law from paying as an indemnity; (ii) with respect to expenses of defense or investigation, if such expenses were or are incurred without the Company’s consent (which consent may not be unreasonably withheld); (iii) for which payment is actually made to the director or officer under a valid and collectible insurance policy maintained by the Company, except in respect of any excess beyond the amount of payment under such insurance; (iv) for which payment is actually made to the director or officer under an indemnity by the Company otherwise than pursuant to the Company’s Bylaws, except in respect of any excess beyond the amount of payment under such indemnity; (v) based upon or attributable to the director or officer gaining in fact any personal profit or advantage to which he or she was not legally entitled; (vi) for an accounting of profits made from the purchase or sale by the director or officer of securities of the Company pursuant to the provisions of Section 16(b) of the Exchange Act and amendments thereto or similar provisions of any federal, state or local statutory law; or (vii) based upon acts or omissions involving intentional misconduct or a knowing and culpable violation of law.  Indemnification covers all expenses, liabilities and losses (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) actually and reasonably incurred or suffered by the indemnified person in connection with the action or proceeding.

The Company has purchased directors and officers insurance policies to provide protection against certain liabilities of the directors and officers.  The Company has also entered into written agreements with each of its directors and certain officers incorporating the indemnification provisions of its Bylaws.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8.  EXHIBITS.

The exhibits to this registration statement are listed on the attached Exhibit Index, which is incorporated herein by reference.

ITEM 9.  UNDERTAKINGS.

(a)                                 The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

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(i)  To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended, or the Securities Act;

(ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that clauses (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in reports filed with or furnished to the SEC by registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Dimas, State of California, on June 21, 2013.

AMERICAN STATES WATER COMPANY

By:	/s/ Robert J. Sprowls
Robert J. Sprowls,
President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Robert J. Sprowls and Eva G. Tang, and each of them, acting individually and without the other, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of any or all of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert J. Sprowls	Director, President and Chief Executive Officer (Principal Executive Officer)	June 21, 2013
Robert J. Sprowls

/s/ Eva G. Tang	Senior Vice President-Finance, Chief Financial Officer, Treasurer and Corporate Secretary (Principal Financial and Accounting Officer)	June 21, 2013
Eva G. Tang

/s/ Lloyd E. Ross	Chairman of the Board and Director	June 21, 2013
Lloyd E. Ross

/s/ James L. Anderson	Director	June 21, 2013
James L. Anderson

/s/ Sarah J. Anderson	Director	June 21, 2013
Sarah J. Anderson

S-1

Signature	Title	Date

/s/ Diana M. Bontá	Director	June 21, 2013
Diana M. Bontá

/s/ John R. Fielder	Director	June 21, 2013
John R. Fielder

/s/ Anne M. Holloway	Director	June 21, 2013
Anne M. Holloway

/s/ James F. McNulty	Director	June 21, 2013
James F. McNulty

/s/ Janice F. Wilkins	Director	June 21, 2013
Janice F. Wilkins

S-2

EXHIBIT INDEX

Exhibit Number	Description

4.1	Amended and Restated Articles of Incorporation of American States Water Company, incorporated herein by reference to Exhibit 3.1of the registrant’s Form 8-K filed on June 19, 2013

4.2	Bylaws of American States Water Company, incorporated herein by reference to Exhibit 3.1 of the registrant’s Form 8-K filed on May 13, 2011

4.3

Indenture dated as of December 1, 1998 between American States Water Company and The Bank of New York Mellon Trust Company, N.A., as supplemented by the First Supplemental Indenture dated as of July 31, 2009, incorporated herein by reference to Exhibit 4.1 of the registrant’s Form 10-Q for the quarter ended June 30, 2009

5.1*	Legal Opinion of Winston & Strawn LLP

23.1*	Consent of PricewaterhouseCoopers LLP

23.2	Consent of Winston & Strawn LLP (included in legal opinion filed herewith as Exhibit 5.1)

24.1	Power of Attorney (included on signature pages filed herewith)

99.1	2013 Non-Employee Directors Stock Plan, incorporated herein by reference to Exhibit 10.1 of the registrant’s Form 8-K filed on May 24, 2013

*Filed herewith